Securities and Exchange Commission
                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 Current Report
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)
                                FEBRUARY 15, 2000


                          BLACK WARRIOR WIRELINE CORP.
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             (Exact name of registrant as specified in its charter)


DELAWARE                                0-18754                       11-2904094
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(State or other jurisdiction    (Commission File Number)           (IRS Employer
of incorporation)                                            Identification No.)


               3748 HIGHWAY 45 NORTH, COLUMBUS, MISSISSIPPI 39701
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                    (Address of principal executive offices)


       Registrant's telephone number, including area code: (601) 329-1047


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          (Former name or former address, if changed since last report)

ITEM 5. OTHER EVENTS.


         Coast Business Credit Loan and Security Agreement

         On January 24, 2000, the Company entered into a Loan and Security Agreement (the "Loan Agreement") with Coast Business Credit, a division of Southern Pacific Bank ("Coast") pursuant to which it is enabled to make secured borrowings in the aggregate amount of up to the lesser of $25.0 million or such maximum aggregate amount as is available to be borrowed under a receivables loan and two term loans described below. Of such amount, $14.5 million, based on the lesser of 75% of the appraised net eligible forced liquidation value of the Company's equipment or $14.5 million, is a term loan (the "Equipment Loan"), an additional $2.0 million is a term loan (the "Installment Loan"), and the balance is available to be borrowed in an amount not exceeding 80% of the Company's eligible receivables (the "Receivables Loan"). The Equipment Loan is repayable commencing on August 30, 2000 in monthly installments over a term of six years, with interest only payable monthly prior to August 1, 2000. The Equipment Loan further requires that the Company make additional monthly principal payments of 50% of its excess cash flow during the preceding month during the period ending February 28, 2001, 2000, and thereafter additional monthly principal payments of 40% of its excess cash flow during the preceding month. Excess cash flow is defined to be the Company's net income before income taxes, depreciation and amortization during a month minus the sum of principal and interest payments made and taxes paid in cash ("EBITDA"). The Installment Loan is repayable in monthly installments over four years commencing March 31, 2000, and, after the Equipment Loan is paid in full, is also repayable out of excess cash flow as provided above. The Loan Agreement ceases to be in effect on February 28, 2003, provided, however, the Loan Agreement will automatically renew for additional terms of one year unless either party elects not to renew the term. In the event the Loan Agreement is not renewed on February 28, 2003, or at the end of any renewal term thereafter, all borrowings then outstanding under the Loan Agreement are then due and payable.

         On February 15, 2000, the Company borrowed an aggregate of $15.6 million pursuant to the Loan Agreement. The proceeds were used to repay the Company's former senior secured lender in the amount of $13.5 million, to repay other indebtedness aggregating $1.5 million, and the balance was used for general corporate purposes, including the payment of outstanding accounts payable.

         The Equipment Loan and the Installment Loan bear interest at the prime rate, as defined, plus 2% per annum, and the Receivables Loan bears interest at the prime rate, as defined, plus 1% per annum. The Company's obligations under the Loan Agreement are collateralized by a senior lien and security interest in substantially all of the Company's assets. Principal and

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interest of up to $5.0 million  outstanding  under the Loan  Agreement  has been guaranteed, subject to certain limitations, by St. James Capital Partners, L.P. and SJMB, L.P. (collectively, "St. James"), principal stockholders of the Company, and Charles Underbrink, a principal of St. James and a Director of the Company. In addition, St. James has guaranteed all of the Company's obligations under the Loan Agreement, subject to certain limitations. The guaranty of St. James is backed by a pledge of certain securities owned by it, subject to certain limitations. Loans under the Loan Agreement were subject to the fulfillment of a number of closing conditions and the accuracy of the Company's representations and warranties in the Loan Agreement.

         Events of default under the Loan Agreement include (i) any warranty, representation, statement, report or certificate delivered to Coast by the Company being untrue or misleading, (ii) the failure of the Company to pay when due any loans under the Loan Agreement or any other monetary obligation under the Loan Agreement, (iii) the total of the Company's loans outstanding exceeding the Company's maximum borrowing limit under the Loan Agreement, (iv) the breach of various covenants and obligations of the Company under the Loan Agreement,
(v) the insolvency or business failure of the Company or the commencement of any reorganization or bankruptcy proceedings, (vi) a change of control of the Company without Coast's consent, (vii) the inability of the Company to pay its debts as they come due, and (viii) certain other events. Upon such an event of default, Coast may cease making loans to the Company and accelerate the due date of all indebtedness outstanding under the Loan Agreement.

         The Company is obligated to fulfill various affirmative and negative covenants contained in the Loan Agreement. The affirmative covenants include requirements to comply with various financial covenants, maintain insurance coverage, apply 30% of the proceeds from the sale of equity securities to the repayment of principal of the term loans, provide written reports to Coast, and provide Coast with access to the collateral for the indebtedness. The financial covenants require the Company to have a tangible net worth of $5.0 million on the closing date under the Loan Agreement and increasing quarterly thereafter by 80% of the Company's net income for the quarter, have a debt service coverage ratio of 1.25 to 1.00 quarterly, commencing March 31, 2000, and have actual revenue and EBIDTA of no less than 80% of an amount projected by the Company. Negative covenants prohibit the Company, without Coast's consent, from merging or consolidating with another entity; acquiring assets, subject to certain exceptions; entering into any other transaction outside the ordinary course of business; selling any assets except in the ordinary course of business; restrictions on the disposition of inventory; loaning money, subject to certain exceptions; incurring indebtedness outside the ordinary course of business which has a material adverse effect on the Company; paying or declaring any dividend or making any other distributions; or a change in the Company's capital structure that has a material adverse effect on it.

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

         At the closing of its initial borrowings, the Company paid a loan fee of 2% of the maximum amount able to be borrowed under the Loan Agreement and is obligated to pay an annual fee of 0.5% of such amount. In addition, the Company is obligated to pay a facility fee of $15,000 each quarter and an unused facility fee of 0.375% of the undrawn portion of the maximum amount able to be borrowed. In the event of the sale or transfer of substantially all the assets or ownership interests in the Company prior to February 28, 2003, Coast is entitled to a success fee of $250,000. In the event the Loan Agreement is terminated by the Company prior to February 15, 2001, Coast is entitled to a fee of $750,000 and of $500,000 thereafter, provided, if the termination occurs at any time as a result of the sale of substantially all the Company's assets or a controlling interest in the Company and the indebtedness to Coast is repaid, the fee will be $500,000.

         Reference is made to the Loan Agreement filed as an Exhibit hereto for a complete statement of its terms and conditions.

         Private Sale of $7.0 Million of Notes and Warrants

         During the period through February 14, 2000, the Company sold $7.0 million principal amount of convertible promissory notes (the "Notes") due on January 15, 2001 and warrants ("Warrants") to purchase 28.7 million shares of Common Stock. The Notes and Warrants were purchased by 47 "accredited investors," (the "Purchasers") as defined in Regulation D under the Securities Act of 1933, as amended. Payment of principal and interest on the Notes is collateralized by substantially all the assets of the Company, subject, however, to the terms of a subordination agreement between the Purchasers and Coast. The Notes bear interest at 10% per annum through September 30, 2000 and thereafter at the rate of 15% per annum and are convertible into shares of the Company's Common Stock at a conversion price of $0.75 per share, subject to anti-dilution adjustment for certain issuances of securities by the Company at prices per share of Common Stock less than the conversion price then in effect, in which event the conversion price is reduced to the lower price at which such shares were issued. The Warrants are exercisable at a price of $0.75 per share, subject to anti-dilution adjustment for certain issuances of securities by the Company at prices per share of Common Stock less than the exercise price then in effect, in which event the exercise price is reduced to the lower price at which such shares were issued and the number of shares issuable is adjusted upward. The shares issuable on conversion of the Notes and exercise of the Warrants have demand and piggy-back registration rights under the Securities Act of 1933. The Notes contain various affirmative and negative covenants, including, among others, a prohibition against the Company consolidating, merging or entering into a share exchange with another person, with certain exceptions, without the consent of the Purchasers. Events of default under the Notes include, among other events, (i) a default in the payment of principal or interest on the Notes; (ii) a default in the performance of any covenant of the Note Purchase Agreement or other agreement entered into in connection

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therewith  and the failure to cure such  default;  (iii) any  representation  or warranty of the Company in the Note Purchase Agreement or other agreement entered into in connection therewith being untrue in any material respect and such default remains uncured; (iv) the Company defaults in the payment when due or by acceleration of any other indebtedness having an aggregate principal amount outstanding in excess of $100,000 and such default remains uncured; (v) a judgment for the payment of money in excess of $100,000 is entered against the
Company;   and  (vi)  the  commencement  of  certain  bankruptcy  or  insolvency proceedings. If an event of default occurs, the Notes may become immediately due and payable.

         Resolution of Litigation

         Bendover Litigation. On December 22, 1999, the Company entered into a Compromise Agreement with Release with Bendover Company ("Bendover") whereby the parties compromised and settled their disputes arising out of the Company's acquisition of the assets of Diamondback Directional, Inc. in October 1997. Pursuant to the agreement, Bendover returned to the Company promissory notes aggregating $2.0 million principal amount and received in exchange 2,666,666 shares of the Company's Common Stock and a promissory note in the principal amount of $1,182,890 due on January 15, 2001, bearing interest at 10% per annum. The note is collateralized by the same assets of the Company as collateralize the notes owing to St. James and is subject to a subordination agreement with Coast. The shares of Common Stock issued to Bendover have demand and piggyback registration rights pursuant to an agreement entered into with the Company. The agreement also provides for the election of Alan Mann, a principal stockholder of Bendover, as a Director of the Company, the payment of approximately $26,000 to Mr. Mann on account of outstanding claims against the Company, and the dismissal of the lawsuit between the Company and Bendover.

         Southwick Litigation. On January 26, 2000, the Company paid the sum of $105,161 to Southwick Investments, Inc. pursuant to an arbitration award entered against the Company in August 1999. This payment resolved in full the legal proceedings instituted against the Company by Southwick.

         Other Litigation. Since October 1, 1999, the Company has resolved other pending legal proceedings including, among others, lawsuits instituted by Dreco, Inc., Thomas Tools, Inc., and Saxon Industries, Inc.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a)      None required.

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

         (b)      None required.

         (c)      Exhibits:


               Exhibit Number                  Description of Document
           -----------------------      ----------------------------------------

                    10.1 Loan and Security Agreement by and between the Company and Coast Business Credit, a division of Southern Pacific Bank, dated as of January 24, 2000

                    10.2 Form of Agreement for Purchase and Sale dated as of December 17, 1999 between the Company and the Purchasers

                    10.3 Form of Promissory Note dated December 17, 1999 issued pursuant to the Purchase and Sale Agreement dated December 17, 1999

                    10.4                Form of Warrant  issued  pursuant to the
                                        Purchase   and  Sale   Agreement   dated
                                        December 17, 1999

                    10.5                Form of  Registration  Rights  Agreement
                                        pursuant  to  the   Purchase   and  Sale
                                        Agreement dated December 17, 1999

                    10.6 Compromise Agreement with Release dated December 22, 1999 among the Company, Bendover Company, Alan Mann and Michael Dale Jowers

                    99.9                Press  Release  dated  February 15, 2000
                                        (previously filed).


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                                   SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    BLACK WARRIOR WIRELINE CORP.





Dated:  March 10, 2000              By:     /s/ William L. Jenkins
                                        -----------------------------------
                                        William L. Jenkins, President

















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